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                    THIRTEENTH AMENDMENT TO CREDIT AGREEMENT

         THIRTEENTH AMENDMENT TO CREDIT AGREEMENT ("Thirteenth Amendment"), dated as of March 10, 2000 to the Credit Agreement, dated as of May 17, 1996, among Packaging Resources Incorporated, a Delaware corporation (the "Borrower"), the lender signatories thereto ("Lenders") and LaSalle Bank, National Association, a national banking association, f/k/a LaSalle National Bank ("LaSalle"), as agent for such Lenders (LaSalle, in such capacity "Agent").

         WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Credit Agreement dated as of May 17, 1996 as amended by that certain First Amendment to Credit Agreement, dated December 12, 1996, by and among the Borrower, the Lenders and the Agent ("First Amendment"), by that certain Second Amendment to Credit Agreement dated as of April 24, 1997, by and among the Borrower, the Lenders and the Agent ("Second Amendment"), by that certain Third Amendment to Credit Agreement dated August 27, 1997, by and among the Borrower, the Lenders and the Agent ("Third Amendment"), by that certain Fourth Amendment to Credit Agreement dated as of April 30, 1998, by and among the Borrower, the Lenders and the Agent ("Fourth Amendment"), by that certain Fifth Amendment to Credit Agreement and First Amendment to Security Agreement dated August 5, 1998 by and among the Borrower, the Lenders and the Agent, by that certain Sixth Amended to Credit Agreement dated as of February 25, 1999 by and among the Borrower, the Lenders and the Agent, by that certain Seventh Amendment to Credit Agreement dated April 27, 1999 by and among the Borrower, the Lenders and the Agent, by that certain Eighth Amendment to Credit Agreement dated May 18, 1999 by and among the Borrower, the Lenders and the Agent, by that certain Ninth Amendment to Credit Agreement dated August 25, 1999 by and among the Borrower, the Lenders and the Agent, by that certain Tenth Amendment to Credit Agreement dated October 7, 1999 by and among the Borrower, the Lenders and the Agent, by that certain Eleventh Amendment to Credit Agreement dated as of November 15, 1999 by and among, the Borrower, the Lenders and the Agent and by that certain Twelfth Amendment to Credit Agreement dated as of February 17, 2000 by and among, the Borrower, the Lenders and the Agent, (said Credit Agreement, as amended, is hereinafter referred to as the "Credit Agreement");

         WHEREAS, the Borrower, the Lenders and the Agent wish to amend and modify certain of the provisions of the Credit Agreement pursuant to the terms hereof;

         NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and contained in the Credit Agreement, the parties hereto hereby agree as follows:

1. DEFINITIONS. Except as otherwise provided herein, capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.


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1.        REVOLVING CREDIT FACILITY COMMITMENT AND BORROWING LIMIT. Section
2.2 of the Credit Agreement is deleted and the following is inserted in its stead:

                                *    *    *

               "Section 2.2 REVOLVING CREDIT FACILITY COMMITMENT AND BORROWING LIMIT. (a) The Revolving Loan shall not at any time, when taken together with the Letter of Credit Usage at such time (after giving effect to any concurrent reimbursement of a Letter of Credit with the proceeds of a Revolving Advance pursuant to Section 4A.1(c) hereof) exceed the least of (i) the "Revolving Credit Facility Commitment" (as defined below), (ii) the Borrowing Base as of such time and (iii) the maximum amount permitted by the Senior Note Documents (the least of (i), (ii) and (iii) being the "Borrowing Limit"). The Revolving Credit Facility Commitment shall equal Twenty-Seven Million Dollars ($27,000,000) from March 15, 2000 until April 17, 2000 and Twenty-Four Million Dollars ($24,000,000) at all times on and after April 17, 2000

               (b) Subject to the limitations of Sections 2 and 3 hereof, the Borrower may borrow, repay (without premium or penalty) and reborrow the Revolving Loan. The portion of the Revolving Loan to be funded by each Lender shall not exceed in aggregate principal amount at one time outstanding, and no Lender shall have any obligation to make its pro rata share of any Revolving Advance which shall result in such Lender's share of the Revolving Loan at such time plus such Lender's share of the Letter of Credit Usage at such time being in the aggregate in excess of, the revolving commitment amount set forth opposite such Lender's name on Schedule 1.1 to the Thirteenth Amendment (as such amount may be reduced from time to time in accordance with the terms hereof, for each Lender its "Revolving Commitment").

               (c) The Revolving Commitment of each Lender shall be reduced upon each reduction of the Revolving Credit Facility Commitment. The amount of the reduction for each Lender shall be equal to such Lender's pro rata share (based on its percentage interest in the Revolving Credit Facility Commitment) of the reduction in the Revolving Credit Facility Commitment."

                                *    *    *

1.        AMENDED AND RESTATED REVOLVING NOTE AND EQUIPMENT ACQUISITION NOTE.
It shall be a condition precedent to the effectiveness of this Thirteenth Amendment that Borrower shall have executed and delivered to LaSalle Bank, National Association, as the sole Lender, an amended and restated Revolving
Note in the form of Exhibit 2.3 to the Credit Agreement in the aggregate principal amount of the Revolving Loan Commitment. Upon receipt of such amended and

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restated Revolving Note, LaSalle Bank, National Association shall return the amended and restated Revolving Note previously delivered by Borrower to LaSalle Bank, National Association marked "amended and superseded."

1. SCHEDULE 1.1. Schedule 1.1 attached to the Credit Agreement is hereby deleted and Schedule 1.1 attached to this Seventh Amendment is hereby inserted in its stead.

1. CONTINUING EFFECT. Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

1. COUNTERPARTS. This Thirteenth Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

            IN WITNESS WHEREOF, this Thirteenth Amendment has been duly executed as of the date first written above.

PACKAGING RESOURCES                              LASALLE BANK, NATIONAL
INCORPORATED,                                    ASSOCIATION,
as Borrower                                      as Agent and Lender

By: /s/ Jerry J. Corirossi                       By: /s/ Meghan Blake
   Name: Jerry J. Corirossi                          Name: Meghan Blake
   Title: Executive Vice President                   Title: Assistant Vice
                                                            President --
                                                            Commercial Lending

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

                                                   SCHEDULE 1.1


                        REVOLVING                MAXIMUM                  EQUIPMENT           MAXIMUM
    LENDER              COMMITMENT              REVOLVING                    LOAN            EQUIPMENT
    ------              PERCENTAGE              COMMITMENT                PERCENTAGE         COMMITMENT
                        ----------              ----------                ----------         ----------
LASALLE BANK,            100%                  $27,000,000                    100%           $7,500,000*
NATIONAL ASSOCIATION

                                       $27,000,000 FROM MARCH 15,                       *PLUS the amount of the
                                       2000  TO APRIL 17, 2000 AND                      Equipment Advance advanced
                                       $24,000,000 AT ALL TIMES ON AND                  to the Borrower to finance a
                                       AFTER APRIL 17, 2000                             portion of the purchase price
                                                                                        for the Two New Printers